As filed with the Securities and Exchange Commission on July 1, 2003
                                                      Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        THE PEP BOYS - MANNY, MOE & JACK
             (Exact name of registrant as specified in its charter)

           Pennsylvania                                        23-0962915
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                           3111 West Allegheny Avenue
                        Philadelphia, Pennsylvania 19132
          (Address, including zip code, of principal executive offices)

                ------------------------------------------------
                        The Pep Boys - Manny, Moe & Jack
         Non-Qualified Stock Option Agreement for Lawrence N. Stevenson
                            (Full title of the plan)
                ------------------------------------------------

                               George Babich, Jr.
                        The Pep Boys - Manny, Moe & Jack
                           3111 West Allegheny Avenue
                        Philadelphia, Pennsylvania 19132
                                 (215) 430-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                ------------------------------------------------
                                    Copies to
                             Daniel D. Rubino, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000
                ------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
    Title of       Amount to be       Proposed        Proposed       Amount of
securities to be  registered (1)      maximum         maximum      registration
   registered                         offering        aggregate          fee
                                      price per       offering
                                      share (2)       price (2)
--------------------------------------------------------------------------------
Common Stock,
$1.00 par value
per share             174,540         $13.46        $2,349,308.40     $190.06

Common Stock
Purchase Rights
(attached to          174,540            $0              $0             $0
each share of
Common Stock)
================================================================================

     (1) This Registration Statement covers 174,540 shares of the common stock of The Pep Boys - Manny, Moe & Jack, $1.00 par value per share (the "Common Stock"), issuable pursuant to a Non-Qualified Stock Option Agreement between The Pep Boys - Manny, Moe & Jack and Lawrence N. Stevenson (the "Agreement"). In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Agreement, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

     (2) Estimated solely for calculating the amount of the registration fee. The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE

                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), are incorporated by reference into this Registration Statement:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2003, filed pursuant to the Exchange Act;

          (c) the Company's Current Report on Form 8-K, filed on May 15, 2003 pursuant to the Exchange Act; and

          (d) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated June 10, 1983 (File No. 103381), filed pursuant to the Exchange Act, and the description of the Company's Common Stock Purchase Rights contained in the amendment to the Company's Registration Statement on Form 8-A/A filed on December 19, 1997 (File No. 103381).

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). IN ADDITION, THE COMPANY WILL PROVIDE ALL DOCUMENTS REQUIRED TO BE DELIVERED TO PARTICIPANTS PURSUANT TO RULE 428(b) OF THE SECURITIES ACT. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO:
GENERAL COUNSEL, THE PEP BOYS - MANNY, MOE & JACK, 3111 ALLEGHENY AVENUE, PHILADELPHIA, PENNSYLVANIA 19132, (215) 430-9000.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
Section 1744 provides that, unless ordered by a court, any indemnification under
Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel, or
(iii) by the shareholders.

     Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding under Section 1741 or Section 1742 if the appropriate standards of conduct are met.

     Section 1745 provides that expenses (including attorney's fees) incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

     Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter 17D of the PBCL. Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the PBCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the PBCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

     The Company's Articles of Incorporation and By-laws provide in general that the Company shall indemnify its officers and directors to the fullest extent authorized by law.

     The Company maintains liability insurance on behalf of its directors and officers.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable

Item 8. EXHIBITS

Exhibit No.
-----------

   4 Rights Agreement, dated as of December 5, 1997, between the Company and First Union National Bank, including the form of Rights Certificate and Summary of Rights to Purchase Common Stock (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K dated December 8, 1997 (File No. 103381)).

   5 Opinion of Willkie Farr & Gallagher with respect to the legality of the securities to be issued pursuant to the Plan.

   23.1     Consent of Deloitte & Touche LLP.

   23.2     Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

   24       Power of Attorney (reference is made to the signature pages).

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 1st day of July, 2003.

                                    THE PEP BOYS - MANNY, MOE & JACK


                                    By:  /s/ George Babich, Jr.
                                         -----------------------------------
                                         George Babich, Jr.
                                         President & Chief Financial Officer

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of The Pep Boys - Manny, Moe & Jack hereby severally constitutes and appoints Lawrence N. Stevenson and George Babich, Jr., and each of them, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                            Title                     Date
        ---------                            -----                     ----

/s/ Lawrence N. Stevenson          Chief Executive Officer and     July 1, 2003
-----------------------------      Director (Principal
Lawrence N. Stevenson              Executive Officer)


/s/ George Babich, Jr.             President and Chief Financial   July 1, 2003
-----------------------------      Officer (Principal Financial
George Babich, Jr.                 Officer)


/s/ Bernard K. McElroy             Vice President - Chief          July 1, 2003
-----------------------------      Accounting Officer and
Bernard K. McElroy                 Treasurer (Principal
                                   Accounting Officer)


/s/ Peter A. Bassi                 Director                        July 1, 2003
-----------------------------
Peter A. Bassi


/s/ Bernard J. Korman              Director                        July 1, 2003
-----------------------------
Bernard J. Korman

/s/ J. Richard Leaman, Jr.         Director                        July 1, 2003
-----------------------------
J. Richard Leaman, Jr.


/s/ William Leonard                Director                        July 1, 2003
-----------------------------
William Leonard


/s/ Malcolmn D. Pryor              Director                        July 1, 2003
-----------------------------
Malcolmn D. Pryor


/s/ Lester Rosenfeld               Director                        July 1, 2003
-----------------------------
Lester Rosenfeld


/s/ Jane Scaccetti                 Director                        July 1, 2003
-----------------------------
Jane Scaccetti


/s/ Benjamin Strauss               Director                        July 1, 2003
-----------------------------
Benjamin Strauss


/s/ John T. Sweetwood              Director                        July 1, 2003
-----------------------------
John T. Sweetwood

                                INDEX TO EXHIBITS

Exhibit No.             Description of Exhibit
-----------             ----------------------

5                       Opinion of Willkie Farr & Gallagher.

23.1                    Consent of Deloitte & Touche, LLP.

23.2                    Consent of Willkie Farr & Gallagher (contained in
                        Exhibit 5).

24 Power of Attorney (reference is made to the signature pages).